SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            VODAVI TECHNOLOGY, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                             VODAVI TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 15, 2002


     The Annual Meeting of Stockholders of Vodavi Technology, Inc., a Delaware corporation, will be held at 9:00 a.m. on Monday, July 15, 2002, at our corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034 for the following purposes:

     1. To elect seven directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

     2. To approve an amendment to our Amended and Restated 1994 Stock Option Plan to increase the number of shares of our common stock reserved for issuance pursuant to the plan from 1,100,000 to 1,600,000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on May 24, 2002 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

                                        Sincerely,

                                        /s/ David A. Husband

                                        David A. Husband
                                        Secretary

Phoenix, Arizona
May 30, 2002

                             VODAVI TECHNOLOGY, INC.
                       4717 EAST HILTON AVENUE, SUITE 400
                             PHOENIX, ARIZONA 85034

                                 PROXY STATEMENT


                            VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of Vodavi Technology, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Monday, July 15, 2002, at 9:00 a.m. or at any adjournment or adjournments thereof, for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters at 4717 East Hilton Avenue, Phoenix, Arizona 85034.

     These proxy solicitation materials are being mailed on or about June 10, 2002, to all stockholders entitled to vote at the meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on May 24, 2002, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 4,349,788 shares of our common stock.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the approval of the amendment to our Amended and Restated 1994 Stock Option Plan.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted "for" the election of the nominees set forth in this proxy statement and "for" the approval of the amendment to our Amended and Restated 1994 Stock Option Plan.

REVOCABILITY OF PROXIES

     You may revoke a proxy at any time before its use by

     *    delivering to us written notice of revocation; or

     *    delivering to us a duly executed proxy bearing a later date; or

     *    attending the meeting and voting in person.

SOLICITATION

     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Certain of our directors and officers also may solicit proxies, personally or by telephone or e-mail, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

     Our 2001 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the activities of our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Compensation Committee Report on Executive Compensation," "Report of the Audit Committee of the Board of Directors," and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

     UPON WRITTEN REQUEST, WE WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SEC. WE WILL ALSO FURNISH ANY EXHIBITS LISTED IN THE FORM 10-K REPORT UPON REQUEST AT THE ACTUAL EXPENSE WE INCUR IN FURNISHING SUCH EXHIBITS. YOU SHOULD DIRECT ANY SUCH REQUESTS TO OUR CORPORATE SECRETARY AT OUR EXECUTIVE OFFICES, AS SET FORTH IN THIS PROXY STATEMENT.

                              ELECTION OF DIRECTORS

NOMINEES

     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors or stockholders. All directors are elected at each annual meeting of our stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal.

     A board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified, or until his earlier resignation or removal.

     The following table sets forth certain information regarding the nominees for directors of our company:

         NAME                    AGE             POSITION
         ----                    ---             --------

William J. Hinz (1)...........   56    Chairman of the Board
Gregory K. Roeper.............   41    President, Chief Executive Officer,
                                        and Director
Jack A. Henry (2).............   58    Director
Kyeong-Woo Lee................   49    Director
Stephen A McConnell (1)(2)....   49    Director
Emmett E. Mitchell (1)(2).....   46    Director
Frederick M. Pakis............   48    Director

----------
(1)  Member of the Compensation Committee
(2)  Member of the Audit Committee

     WILLIAM J. HINZ has served as Chairman of the Board of our company since October 1997 and as a director of our company since April 1997. Since October 1999, Mr. Hinz has served as Group President for the Triumph Components Group, which is a group of seven divisional companies within Triumph Group, Inc., a publicly held company. Mr. Hinz served as President of Stolper-Fabralloy Company, a precision aerospace engine component manufacturer that is a subsidiary of Triumph Group, Inc., from September 1997 until October 1999 and as Executive Vice President of Operations of Stolper-Fabralloy from March 1996 until September 1997. Mr. Hinz served as Vice President of Global Repair and Overhaul Operations for AlliedSignal Aerospace Company from June 1994 until March 1996. During this period, Mr. Hinz also was responsible for aerospace aftermarket merger and acquisition activity.

     GREGORY K. ROEPER has served as President of our company since December 1998 and as Chief Executive Officer and a director of our company since December 1999. Mr. Roeper served as our Chief Operating Officer from June 1998 until December 1999. Between November 1994 and June 1998, Mr. Roeper held a variety of other executive positions with our company, including Chief Financial Officer; Executive Vice President - Finance, Administration, and Operations; Secretary; and Treasurer. From 1982 until 1994, Mr. Roeper was employed with Arthur Andersen LLP.

     JACK A. HENRY has served as a director of our company since November 2001. Mr. Henry began his career in 1966 with the international professional services firm of Arthur Andersen LLP and held positions in the Detroit, San Jose, Seattle, and Phoenix offices. In 2000, Mr. Henry retired as Managing Partner of the Phoenix office and formed Sierra Blance Ventures, LLC, a private advisory and investment firm. Mr. Henry currently serves on the board of directors of Simula, Inc., Harris Trust Bank of Arizona, and SOS Staffing Services, Inc. Mr. Henry has also served in a variety of community positions including most recently as chairman of the Arizona Chamber of Commerce from 1999 to 2000, and chairman of Greater Phoenix Leadership from 2000 to 2001. Mr. Henry attended the U.S. Naval Academy and holds a BBA and MBA from the University of Michigan.

     KYEONG-WOO LEE has served as a director of our company since January 2002. Mr. Lee has served in various capacities for LG Electronics, Inc. and its affiliates since 1977, and since 1999 has served as Vice President of LG InfoComm U.S.A. From 1996 to 1998, Mr. Lee served as a director of LG InfoComm U.S.A. From 1991 to 1996, Mr. Lee served as the Head of System Development Group at switching R&D Center for LG Electronics.

     STEPHEN A MCCONNELL has served as a director of our company since January 1996. Mr. McConnell currently serves as the President of Solano Ventures, an investment fund devoted to small- to mid-sized companies. Mr. McConnell also currently serves as Chairman of G-L Industries, LLC, a manufacturer of wood glue-lam beams used in the construction industry. Mr. McConnell served as Chairman of the Board of Mallco Lumber & Building Materials from September 1991 to June 1997. Mr. McConnell currently serves as a director of Capital Title Group, Inc., Mobile Mini, Inc., and Miracor Diagnostics, Inc., all of which are publicly held companies.

     EMMETT E. MITCHELL has served as a director of our company since February 1999. Mr. Mitchell has been employed with MS Howell & Co., a NASD broker dealer and investment banking firm, as the Executive Vice President since December 2000. Mr. Mitchell has also served as the Chief Financial Officer of InFix Group, Inc., a privately held software company since December 2001. Prior to this, Mr. Mitchell was employed with Paradise Valley Securities, Inc., since October 1991, most recently as the Chairman and Chief Executive Officer.

     FREDERICK M. PAKIS has served as a director of our company since November 2001. Mr. Pakis was a co-founder of JDA Software, Inc. in 1985 where he served as Co-Chairman of the Board, President, and Co-Chief Executive Officer for various periods of time through 1999. Since that time, Mr. Pakis formed and serves as Managing Director of Clarendon Capital Management, LLC, a private advisory and investment firm. Mr. Pakis previously served as a Retail Consulting Manager with Touche Ross & Co. from 1981 to 1985, and as Director of Corporate Planning for the Sherwin Williams Company, a home improvement specialty store company from 1976 to 1981. Mr. Pakis serves on the Board of Directors of Advanced Food Systems, Inc., a privately held software company focusing on the food manufacturing and distribution industry. Mr. Pakis also serves on the boards of several not-for-profit entities, including Phoenix Children's Hospital and Phoenix Country Day School. Mr. Pakis attended the U.S. Military Academy at West Point, received a Bachelor of Science degree in Operations Research from Case Western Reserve University , and a Master of Business Administration degree from the London School of Business, where he studies as a Sloan Fellow.

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

     Our bylaws authorize our Board of Directors to appoint among its members one or more committees consisting of one or more directors. Our Board of Directors has appointed an Audit Committee and a Compensation Committee.

     As of May 24, 2002, Messrs. McConnell, Henry, and Mitchell served as the members of the Audit Committee, with Mr. McConnell serving as Chair of the Audit Committee. The Audit Committee reviews with our independent auditors the annual financial statements, any significant accounting issues, and the scope of the audit and is available to discuss with the auditors any other audit-related matters that may arise during the year.

     As of May 24, 2002, Messrs. Mitchell, Hinz, and McConnell served as the members of the Compensation Committee, with Mr. Mitchell serving as Chair of the Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives.

     Our Board of Directors held a total of nine meetings during the year ended December 31, 2001. The Audit Committee held six meetings during the year ended December 31, 2001, and the Compensation Committee held one meeting during the year ended December 31, 2001. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of our Board of Directors, and (b) the total number of meetings held by all committees of our Board of Directors on which such director was a member.

DIRECTOR COMPENSATION AND OTHER INFORMATION

     Employees of our company do not receive compensation for serving as members of our Board of Directors. Each independent director receives a quarterly retainer fee of $2,500 payable on the first day of each quarter. Each independent director also receives a $500 fee for each meeting attended by telephone or in person and reimbursement for reasonable expenses incurred in attending meetings of our Board of Directors, except that Mr. Hinz receives no cash compensation for meetings attended. Committee members other than Mr. Hinz receive a $500 fee for attendance at committee meetings that are held on days other than days on which a Board of Directors' meeting is held. Non-employees who serve as directors of our company also receive automatic grants of stock options under our Amended and Restated 1994 Stock Option Plan.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth certain information with respect to the compensation we paid to our Chief Executive Officer and our other executive officers who received cash compensation in excess of $100,000 during fiscal 2001.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                               ANNUAL COMPENSATION         SECURITIES
                                          -----------------------------     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION(1)            YEAR    SALARY($)    BONUS($)    OPTIONS(#)(2)    COMPENSATION($)
------------------------------            ----    ---------    --------    -------------    ---------------
Gregory K. Roeper..................       2001    $155,000     $ 15,000       35,000          $  8,451(4)
   President and Chief Executive          2000     148,500           --           --             6,579
   Officer (3)                            1999     148,500       25,000      100,000             4,345

Stephen L. Borcich.................       2001    $125,000     $     --           --          $    750(6)
   Vice President - Sales and             2000     134,612(5)    10,000           --               750
   Marketing                              1999     111,480(5)        --       45,000            10,750(7)

Kent R. Burgess....................       2001     125,000     $     --           --          $     --
   Vice President - Product               2000    $ 91,350           --       10,000                --
   Development

----------
(1)  We consider Messrs. Roeper, Borcich,  Burgess, David A. Husband, and Steven
     R. Francis to be our executive officers. David A. Husband became our Chief Financial Officer during March 2001, and the cash compensation paid to Mr. Husband did not exceed $100,000 during fiscal 2001. Mr. Francis became our Vice President - Direct Sales during April 2002, and he did not receive cash compensation from us during fiscal 2001. Mr. Burgess became our Vice President - Product Development in April 2000.
(2) The exercise price of all stock options granted were equal to the fair market value of our common stock on the date of grant.
(3) Mr. Roeper became our President in December 1998 and became Chief Executive Officer in December 1999. Mr. Roeper served as a Vice President of our company from November 1994 until December 1998.
(4) Represents premium payment of $2,234 for a long-term disability insurance policy and $5,467 for a term life insurance policy paid by our company. Also includes a 401(k) plan matching contribution in the amount of $750 accrued by our company during fiscal 2001, which will be paid during fiscal 2002.
(5)  Includes sales commissions paid during fiscal years 1999 and 2000.
(6) Represents a 401(k) plan matching contribution in the amount of $750 accrued by our company during fiscal 2001, which will be paid during fiscal 2002.
(7) Represents a $10,000 signing bonus paid in 1999 to assist with relocation expenses and 401(k) plan matching contribution of $750.

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the officers listed during the fiscal year ended December 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                 ----------------------------------------------------      VALUE AT ASSUMED
                                                PERCENTAGE                                   ANNUAL RATES
                                 NUMBER OF       OF TOTAL                                   OF STOCK PRICE
                                 SECURITIES      OPTIONS                                   APPRECIATION FOR
                                 UNDERLYING     GRANTED TO                                  OPTION TERM(1)
                                  OPTIONS      EMPLOYEES IN    EXERCISE    EXPIRATION    --------------------
NAME                             GRANTED (#)   FISCAL YEAR       PRICE        DATE          5%          10%
----                             -----------   -----------       -----        ----       -------      -------
Gregory K. Roeper..........        35,000           19%          $0.99      10/15/11     $21,791      $55,223
Stephen L. Borcich.........            --           --              --            --          --           --
Kent R. Burgess............            --           --              --            --          --           --

----------
(1) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

OPTION HOLDINGS AND VALUES

     The following table provides information on the value of unexercised options held by the officers listed as of December 31, 2001. None of the listed officers exercised any options during 2001.

                      OPTION VALUES AS OF DECEMBER 31, 2001

                                   NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS AT
                               OPTIONS AT FISCAL YEAR-END (#)          FISCAL YEAR-END ($)(1)
                               ------------------------------      ------------------------------
          NAME                 EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
          ----                 -----------      -------------      -----------      -------------
Gregory K. Roeper.........         137,500             85,000        $      --           $ 10,850
Stephen L. Borcich........          33,750             11,250        $      --           $     --
Kent R. Burgess...........           2,500              7,500        $      --           $     --

----------
(1) Calculated based upon the closing price of our common stock as reported on the Nasdaq SmallCap market on December 31, 2001 of $1.30 per share. The exercise price of certain of the options held by our executive officers on December 31, 2001 were greater than $1.30 per share.

EMPLOYMENT AGREEMENTS

     Effective October 1, 1999, we entered into an employment agreement with William J. Hinz. The agreement had an initial term through September 30, 2001, and automatically renewed through September 30, 2002. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days' written notice. The agreement provides for Mr. Hinz to serve as our Chairman of the Board and to receive a base salary of $75,000 per annum.

     Effective October 1, 1999, we entered into an employment agreement with Mr. Roeper. The agreement had an initial term that expired September 30, 2001, and we renewed the agreement effective October 1, 2001, for a term expiring on September 30, 2002. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days' written notice. The employment agreement provides for Mr. Roeper to serve as our President and Chief Executive Officer. The employment agreement provides for Mr. Roeper to receive a base salary of $155,000 per annum through December 31, 2001, and a base salary of $165,000 per annum from January 1, 2002 through September 30, 2002.

     In the event of a "change of control" of our company, as defined in the employment agreements, Mr. Roeper will receive a minimum bonus of $100,000, and Mr. Hinz will receive a minimum bonus of $50,000. In addition, any options that were granted to Messrs. Roeper or Hinz that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If the executive's employment is terminated as a result of a change of control, we will be required to pay Messrs. Roeper or Hinz, within ten days of the date of termination, the greater of (a) his base salary and benefits for the remaining term of the employment agreement, or (b) his annual base salary.

     Effective March 1, 2002, in connection with our acquisition of DataSpeak Systems, Inc., we entered into an employment agreement with Mr. Francis. The agreement has an initial term through February 2004. The employment agreement provides for Mr. Francis to serve as President of Vodavi Direct, Inc., our wholly owned subsidiary, for a base salary of $125,000 per annum. Pursuant to the agreement, we granted to Mr. Francis ten-year options to purchase 50,000 shares of our common stock at an exercise price per share equal to $1.35, and 25% of the options will vest and become exercisable on each of the first four anniversaries of the date of grant. In the event of a "change of control" of our company, as defined in the agreement, any options that were granted to Mr. Francis that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If Mr. Francis' employment is terminated as a result of a change of control, we will be required to pay Mr. Francis his base salary and benefits for the remaining term of the agreement.

     Each employment agreement provides that each executive will be eligible to receive discretionary bonuses in amounts determined by our Board of Directors. In addition, the employment agreements generally require us to

     * reimburse each executive for all travel, entertainment, and other ordinary and necessary expenses incurred in connection with our business and their duties under their respective employment agreements; and

     * provide such other fringe benefits that we make generally available to all of our employees on a non-discriminatory basis.

     Each employment agreement provides for the executive to receive his fixed compensation to the date of termination of his employment by reason of resignation, death, or as a result of termination of employment "for cause," as defined the agreement. If we terminate the executive's employment or if his employment is terminated by reason of disability, each employment agreement provides for the payment of fixed compensation to the executive for the remaining term of the employment agreement. In the case of Messrs. Roeper and Hinz, we will pay a lump sum within ten days of the date of termination. In addition, each executive's vested options as of the date of termination will remain outstanding through the 90-day period following the then-current term of the agreement. All unvested options as of the date of termination will be cancelled.

     The employment agreements also contain provisions that prohibit each executive from

     * competing with us for a period of 12 months after the termination of their respective employment with our company,

     * taking certain actions intended to solicit other persons to terminate their business relationship with us or to terminate his or her employment relationship with us, and

     * making unauthorized use or disclosure of our trade names, fictitious names, or confidential information.

     We maintain agreements with each of our other officers and employees that prohibit such persons from disclosing confidential information obtained while employed by us. We offer our employees medical, life, and disability insurance benefits. Our executive officers and other key personnel (including directors who also are employees of our company) are eligible to receive stock options under our stock option plan.

401(k) PROFIT SHARING PLAN

     In April 1994, we adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. Pursuant to the 401(k) Plan, all eligible employees may make elective contributions through payroll deductions. In addition, we may make matching and discretionary contributions in such amounts as may be determined by our Board of Directors. During fiscal 2001, we expensed matching contributions pursuant to the 401(k) Plan to all executive officers as a group in the amount of $2,250.

1994 STOCK OPTION PLAN

     Our Stock Option Plan was adopted by our Board of Directors in 1994 and was approved by the stockholders in July 1995. Our Board of Directors amended and restated the plan, and our stockholders approved the amended and restated plan, in 1996. Our Board of Directors further amended the plan in October 1997. Those amendments did not require stockholder approval. Our Board of Directors further amended the plan in April 2000, and our stockholders approved the amendment during June 2000. The 1994 plan provides for

     * the granting of incentive stock options or nonqualified options to acquire our common stock;

     *    the granting of stock appreciation rights;

     *    the direct granting of shares of our common stock; and

     *    the granting of other cash awards to key  employees of our company and
          to  consultants  or  independent   contractors  who  provide  valuable
          services to us.

The plan also provides for automatic grants of stock options to non-employee directors of our company under an automatic program.

     During May 2002, our Board of Directors further amended the 1994 plan to increase the number of shares that may be issued under the 1994 Plan from 1,100,000 to 1,600,000 subject to stockholder approval at the meeting. See "Proposal to Approve the Amendment to the Amended and Restated 1994 Stock Option Plan." If any option or award terminates or expires without having been exercised in full, stock not issued under such award will again be available for the purposes of the plan. As of May 24, 2002, 152,500 shares of common stock have been issued upon exercise of options granted under the plan, and there were outstanding options to acquire 861,125 shares of our common stock under the plan. As of May 24, 2002, an additional 86,375 shares of common stock were available for grant under the plan.

     Options that are incentive stock options may only be granted to our key personnel who are also employees of our company. To the extent that granted options are incentive stock options, the terms and conditions of those options, including the exercise price and expiration date, must be consistent with the qualification requirements set forth in the Internal Revenue Code. The maximum number of shares with respect to which options or awards may be granted to any one employee (including officers) during the term of the plan may not exceed 50% of the shares of common stock authorized for issuance under the plan.

     Under the automatic program, each newly elected non-employee member of our Board of Directors will receive an automatic initial grant of options to acquire 5,000 shares of common stock on the date of his or her first appointment or election to our Board of Directors. In addition, options to acquire 5,000 shares of common stock will be automatically granted to each non-employee director at the meeting of our Board of Directors held immediately after each annual meeting of stockholders. A non-employee member of our Board of Directors will not be eligible to receive the automatic annual grant if that option grant date is within 90 days of such non-employee member receiving his or her automatic initial grant.

     To exercise an option, the option holder will be required to deliver to us full payment of the exercise price for the shares as to which the option is being exercised. Generally, options may be exercised by delivery of cash, bank cashier's check, or shares of our common stock.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

     Our certificate of incorporation provides that no director of our company will be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation law, or Delaware GCL. Under the Delaware GCL, a director may be held liable

     * for any breach of the director's duty of loyalty to our company or our stockholders;

     * for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     *    in respect of certain unlawful  dividend  payments or stock purchases;
          or

     * for any transaction from which the director derived an improper personal benefit.

The effect of this provision in our certificate of incorporation is to eliminate the rights of our company and our stockholders (through stockholders' derivative suits on behalf of our company) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. In addition, our certificate of incorporation provides that any repeal or modification of this provision by our stockholders will not adversely affect any right or protection of a director of our company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. These provisions do not limit or eliminate the rights of our company or any stockholder to seek non-monetary relief such as an injunction or recision in the event of a breach of a directors' duty of care.

     Our certificate of incorporation requires us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent permitted by the Delaware GCL. Indemnification is not available with respect to proceedings or claims initiated or brought voluntarily by an officer, director, or other representative of our company against us unless such proceeding or claim is approved by our Board of Directors.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our 1994 Stock Option Plan.

                                                                                              (c)
                                         (a)                                         Number of Securities
                                 Number of Securities             (b)               Remaining Available for
                                  to be Issued Upon         Weighted Average         Future Issuance Under
                                     Exercise of           Exercise Price of       Equity Compensation Plans
                                 Outstanding Options,     Outstanding Options,       (Excluding Securities
        Plan Category            Warrants, and Rights     Warrants, and Rights     Reflected in Column (a))
        -------------            --------------------     --------------------     ------------------------
Equity Compensation Plans
   Approved by
   Stockholders...........             804,500                   $3.08                      143,000

Equity Compensation Plans
   Not Approved by
   Stockholders...........                  --                      --                           --

   Total....................           804,500                                              143,000

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     LG Electronics Inc., our principal supplier, owns 19.8% of our outstanding common stock. Kyeong Woo Lee, a director of our company since January 2002, is an officer of LGE. We purchased approximately $15.4 million of key telephone systems, commercial grade telephones, and voice mail products from LGE and an affiliate of LGE during 2001. We believe that the purchases from LGE and its affiliate approximate terms that would be offered by non-related parties. We owed LGE and its affiliate a total of $984,000 for product purchases as of December 31, 2001.

     We also conduct joint development activities with LGE for the design and development of hardware incorporated into some of our existing and planned telephone systems and commercial grade telephones. Generally, LGE contributes the ongoing research and development costs for the product hardware and produces the finished goods developed under the alliance and we obtain the right to sell such products throughout North America and the Caribbean.

     In July 2001, we entered into a development agreement with LGE under which we will develop for LGE certain advanced voice messaging technologies. During 2001, we recorded revenue of $210,000 for work performed under the development agreement using the percentage of completion method. LGE made cash payments to us during 2001 of $150,000 pursuant to the agreement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Board of Directors has appointed a Compensation Committee, which consists of the Chairman of the Board and two non-management directors. The committee made decisions on compensation of the executives of our company during 2001. The Compensation Committee makes every effort to assure that the compensation plan is consistent with the values of our company and is aligned with the business strategy and goals of our company.

     The compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of our company.

     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on our financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value. Stock option grants are intended to result in minimal or no rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

     We follow a subjective and flexible approach rather than an objective or formula approach to compensation. Various factors, as discussed below, receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended December 31, 2001, the committee took into account, among other things, our financial results, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in similar industries.

BASE SALARY AND ANNUAL INCENTIVES

     Base salaries for executive positions are established relative to our financial performance and comparable positions in similarly sized companies. From time to time, we may use competitive surveys and outside consultants to help determine the relative competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and specific needs particular to our company. The committee's evaluation of the factors described above is subjective, and the committee does not assign a particular weight to any one factor.

     Annual incentive awards are based on our financial performance and the efforts of our executives. Performance is measured based on profitability and revenue and the successful achievement of functional and personal goals. During 2001, we granted an aggregate of 188,000 options to employees, including options to purchase 35,000 shares of common stock to Mr. Roeper and 75,000 shares of common stock to Mr. Husband. During fiscal 2001, in recognition of his performance during the fiscal year, we granted to Mr. Husband the right to purchase from us 15,000 shares of restricted common stock at a price per share equal to the closing price of our common stock on the date of grant.

STOCK OPTION GRANTS

     We strongly believe in tying executive rewards directly to our long-term success and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in our common stock. The amount of options granted takes into account options previously granted to an individual.

OTHER BENEFITS

     Executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     During fiscal 2001, the committee evaluated the factors described above in determining the base salary and other compensation of Gregory K. Roeper, our President and Chief Executive Officer. The committee's evaluation of Mr. Roeper's base salary is subjective with no particular weight assigned to any one factor. We have an employment agreement with Mr. Roeper. See "Executive Compensation - Employment Agreements." Under the employment agreement, we paid Mr. Roeper a salary of $155,000 during fiscal 2001. Effective October 1, 2001, we renewed and amended the agreement for a term expiring on September 30, 2002, under which we will pay Mr. Roeper a salary of $165,000 per annum during fiscal 2002. We also granted to Mr. Roeper options to purchase 35,000 shares of our common stock. We paid to Mr. Roeper a discretionary cash bonus of $15,000 during 2002 for his performance during 2001. The committee believes that Mr. Roeper's current base salary is competitive with the base salary paid to chief executive officers of comparable companies.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We do not believe that our compensation arrangements with any of our executive officers will exceed the limits on deductibility during our current fiscal year. We also intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with
Section 162(m).

     This report has been furnished by the members of the Compensation Committee of the Board of Directors of Vodavi Technology, Inc.

Dated: May 22, 2002                     Emmett E. Mitchell, Chair
                                        William J. Hinz
                                        Stephen A McConnell

               REPORT OF THE AUDIT COMMITTEE OF BOARD OF DIRECTORS

     The Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are "independent" of our company and management, as that term is defined in the listing standards.

     The primary responsibility of the committee is to oversee our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

     In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors' independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The committee discussed with our independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held six meetings during fiscal 2001.

     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Dated: May 22, 2002                     Stephen A McConnell, Chair
                                        Jack A. Henry
                                        Emmett E. Mitchell

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Performance evaluation and compensation decisions relating to 2001 were made by the Compensation Committee of our Board of Directors, which consisted of Messrs. Mitchell, Hinz, and McConnell. Except for our employment agreement with Mr. Hinz, none of such persons had any contractual or other relationships with us during fiscal 2001 except as directors. See "Executive Compensation - Employment Agreements."

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms we received during the fiscal year ended December 31, 2001, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. Roeper filed a late Form 4 covering one purchase transaction, and each of Messrs. Husband, Niknam (our Vice President - Engineering, Manufacturing, and Technical Support), and Do-Hyun Kim (a former director) filed a late Form 3 covering their initial statements of beneficial ownership.

                                PERFORMANCE GRAPH

     The following line graph compares  cumulative total stockholder returns for
(a) our common stock; (b) the Standard & Poor's Small Cap 600 Index; and (c) a peer group consisting of the following three companies in the business telephone systems industry: Comdial Corp., Avaya Inc., and Inter-Tel Corp. In prior years, the peer group included Mitel Corp. and did not include Avaya Inc. Mitel Corp. was acquired by its parent company whose common stock is not comparable with our common stock.

     The graph covers the period from January 1, 1996 through December 31, 2001. The graph assumes an investment of $100 in each of our common stock, the peer group, and the Small Cap 600 index on January 1, 1996. The calculation of cumulative stockholder return on the peer group and the Small Cap 600 index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

VODAVI TECHNOLOGY INC

                                           Cumulative Total Return
                           -----------------------------------------------------
                            12/96    12/97    12/98    12/99    12/00     12/01
                            -----    -----    -----    -----    -----     -----
VODAVI TECHNOLOGY, INC.    100.00   126.32    77.19    85.98    32.45     36.63
S & P SMALLCAP 600         100.00   125.58   129.01   145.01   162.13    195.17
PEER GROUP                 100.00   194.02   227.88   245.70    70.32     88.83

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                             DIRECTORS, AND OFFICERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of May 24, 2002 by (i) each director; (ii) the executive officers set forth in the Summary Compensation Table under "Executive Compensation;" (iii) all of our directors and executive officers as a group; and (iv) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

                                                               NUMBER OF SHARES AND     PERCENT OF
                                                               NATURE OF BENEFICIAL    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                           OWNERSHIP (2)        SHARES (2)
----------------------------------------                       --------------------    -----------
DIRECTORS AND EXECUTIVE OFFICERS:
William J. Hinz..........................................             58,500(3)            1.3%
Gregory K. Roeper........................................            207,600(4)            4.6%
David A. Husband.........................................             51,100(5)            1.2%
Stephen L. Borcich.......................................             33,750(6)             *
Kent R. Burgess..........................................              2,503(7)             *
Steven R. Francis........................................            100,000(8)            2.3%
Stephen A McConnell......................................             51,900(9)            1.2%
Emmett E. Mitchell.......................................             25,000(10)            *
Kyeong-Woo Lee...........................................                 --(11)            --
Jack A. Henry............................................                900(12)            *
Frederick M. Pakis.......................................                 --(13)            --
All directors and officers as a group (eleven persons)...            531,253              11.4%

NON-MANAGEMENT 5% STOCKHOLDERS:
LG Electronics, Inc......................................            862,500(14)          19.8%
Steven A. Sherman........................................            422,330(15)           9.5%
Morningside Value Investors, LLC.........................            243,500(16)           5.6%

----------

*    Less than 1%

(1) Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each person may be reached at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034.
(2) The percentages shown are calculated based upon 4,349,788 shares of our common stock outstanding on May 24, 2002. The percentages shown include the shares of common stock that each named stockholder has the right to acquire within 60 days of May 24, 2002. In calculating ownership percentage, all shares of common stock that the named stockholder has the right to acquire upon exercise of stock options within 60 days of May 24, 2002 are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such stockholder, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other stockholder. Percentages may be rounded. Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of common stock such person has sole or shared voting control or power of disposition.
(3) Includes 11,000 shares of common stock and 47,500 shares of common stock issuable upon exercise of options, but excludes 12,500 shares of common stock issuable upon exercise of unvested stock options.
(4) Includes 32,600 shares of common stock and 175,000 shares of common stock issuable upon exercise of options, but excludes 60,000 shares of common stock issuable upon exercise of unvested stock options.

(5) Includes 41,100 shares of common stock and 10,000 shares of common stock issuable upon exercise of options, but excludes 65,000 shares of common stock issuable upon exercise of unvested stock options.
(6) Includes 33,750 shares of common stock issuable upon exercise of options, but excludes 11,250 shares of common stock issuable upon exercise of unvested stock options.
(7) Includes 3 shares of common stock and 2,500 shares of common stock issuable upon exercise of options, but excludes 7,500 shares of common stock issuable upon exercise of unvested stock options.
(8) Excludes 50,000 shares of common stock issuable upon exercise of unvested stock options.
(9) Includes 26,900 shares of common stock and 25,000 shares issuable upon exercise of options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.
(10) Includes (a) 9,500 shares of common stock and 15,000 shares issuable upon exercise of options held by Mr. Mitchell, and (b) 500 shares of common stock held by Mr. Mitchell as custodian for his minor children, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options held by Mr. Mitchell.
(11) Excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.
(12) Excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.
(13) Excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.
(14) Represents shares of common stock beneficially owned by LG Electronics Inc. LGE has sole voting power and sole dispositive power over such shares. LGE acquired the shares of our common stock in connection with the merger of its minority owned subsidiary, LGIC, with and into LGE during September 2000. The address of LGE is LG Twin Towers, 20 Yoido-dong, Youngdungpo-gu, Seoul 150-721, Korea.
(15) Includes 115,000 shares of common stock and 75,000 shares issuable upon exercise of options held by Mr. Sherman; 8,000 shares held by Mr. Sherman as custodian for certain of his children; 86,830 shares held by Sherman Capital Group, L.L.C., of which Mr. Sherman is the managing member; and 137,500 shares held by Sherman Capital Partners, L.L.C., of which Mr. Sherman is a managing member. Mr. Sherman disclaims beneficial ownership of all shares held by Sherman Capital Group, L.L.C. and Sherman Capital Partners, L.L.C. except to the extent that his individual interest in such shares arises from his interest in each such entity. The address for Mr. Sherman is 509 Vista Grande Drive, Colorado Springs, Colorado 80906.
(16) Represents 243,500 shares of common stock beneficially owned by Morningside Value Investors, LLC, as investment manager for The Hummingbird Value Fund, L.P. Morningside has sole voting and dispositive power over the shares, and Morningside disclaims any beneficial ownership of the shares inasmuch as it has no pecuniary interest in the shares. Information is based solely on a
     Schedule 13G filed with the Commission on or about March 13, 2002. The address of Morningside Value Investors, LLC is 153 East 53rd Street, 55th Floor, New York, New York 10022.

                    PROPOSAL TO APPROVE THE AMENDMENT TO THE
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     Our Board of Directors has approved a proposal to amend our Amended and Restated 1994 Stock Option Plan, subject to approval by our stockholders. See "Executive Compensation - 1994 Stock Option Plan" for a description of the material terms of the 1994 Plan.

     The 1994 Plan is intended to attract, retain, and motivate directors, employees, and independent contractors who provide valuable services to our company by providing them with the opportunity to acquire a proprietary interest in our company and to link their interests and efforts to the long-term interests of our stockholders. Currently, the 1994 Plan authorizes the issuance of 1,100,000 shares. As of May 24, 2002, under the 1994 Plan, we had issued an aggregate of 152,500 shares of common stock upon exercise of options granted pursuant to the plan; there were outstanding options to acquire 861,125 shares of common stock; and there were 86,375 shares available for grant. Our Board of Directors has determined that an increase in the number of shares available for issuance under the 1994 Plan is necessary to enable us to continue to attract, retain, and motivate directors, employees, and independent contractors by making additional shares available for grant under the 1994 Plan. Accordingly, during May 2002, our Board of Directors amended the 1994 Plan to increase the number of shares authorized under the 1994 Plan to 1,600,000 shares. If the proposal to amend the 1994 Plan is approved by the stockholders at the meeting, the number of remaining shares available for grant under the 1994 Plan would increase to 586,375. Our Board of Directors believes it is in the best interests of our company to amend the 1994 Plan. Accordingly, our Board of Directors recommends a vote "FOR" the proposal to amend the 1994 Plan.

REASONS FOR AND EFFECT OF THE PROPOSED AMENDMENT

     Our Board of Directors believes that the approval of the proposed amendment to the 1994 Plan is necessary to achieve the purposes of the 1994 Plan and to promote the welfare of our company and our stockholders generally. As described above, if the proposal is not approved by the stockholders, we will not have a sufficient number of shares available for grant under the 1994 Plan, which means we will be unable to grant equity compensation to our officers, directors, and key employees for the next few fiscal years. Our Board of Directors also believes that the proposed amendment to the 1994 Plan will aid us in attracting and retaining officers and key employees and motivating such persons to exert their best efforts on behalf of our company. In addition, we expect that the proposed amendment will further strengthen the identity of interests of our officers and key employees with that of our stockholders.

RATIFICATION BY STOCKHOLDERS OF THE AMENDMENT TO THE 1994 PLAN

     Approval of the amendment to the 1994 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or by proxy at the meeting. In the event that the amendment to the 1994 Plan is not approved by the stockholders, the 1994 Plan will remain in effect as previously adopted.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Aggregate fees billed to our company for the fiscal year ended December 31, 2001 by our principal accounting firm, Deloitte & Touche LLP, are as follows:

     Audit Fees....................................................  $ 73,500
     Financial Information Systems Design and Implementation Fees..  $     --
     All Other Fees................................................  $149,475(1)

----------
(1)  Represents  fees paid for income  tax-related  services for the preparation
     and  filing  of  state  and  federal  income  tax  returns,   research  and
     development tax credit studies, and carryback claims.

     We anticipate that representatives of Deloitte & Touche LLP will be present at this meeting. These representatives will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions. The members of our audit committee believe that the non-audit services provided by Deloitte & Touche LLP, referenced above in "Financial Information Systems Design and Implementation Fees" and "All Other Fees," are compatible with maintaining our principal accounting firm's independence.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     We must receive stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held during calendar year 2003 no later than February 10, 2003 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar year 2003, except in circumstances where (a) we receive notice of the proposed matter no later than April 26, 2003 and (b) the proponent complies with the requirements set forth in Rule 14a-4.

                                  OTHER MATTERS

     We do not know of any other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as our Board of Directors may recommend.

                                                             Dated: May 30, 2002

                             VODAVI TECHNOLOGY, INC.
                       2002 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

     The undersigned stockholder of VODAVI TECHNOLOGY, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 30, 2002, and hereby appoints William J. Hinz and Gregory K. Roeper, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company to be held on Monday, July 15, 2002, at 9:00 a.m., local time, at the Company's corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS: [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                              below (except as              to vote for all
                              indicated)                    nominees listed
                                                            below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

       William J. Hinz, Gregory K. Roeper, Jack A. Henry, Kyeong-Woo Lee,
          Stephen A McConnell, Emmett E. Mitchell, Frederick M. Pakis

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     [ ]  FOR                   [ ]  AGAINST                   [ ]  ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

         (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE AMENDMENT TO THE COMPANY'S 1994 STOCK OPTION PLAN; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

Dated ________________, 2002            ________________________________________
                                                        Signature

                                        ________________________________________
                                                        Signature

                                        (This proxy  should be dated,  signed by
                                        the stockholder(s) exactly as his or her
                                        name   appears   hereon,   and  returned
                                        promptly  in  the   enclosed   envelope.
                                        Persons signing in a fiduciary  capacity
                                        should so  indicate.  If shares are held
                                        by  joint   tenants   or  as   community
                                        property,   both   stockholders   should
                                        sign.)

SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               Votes must be indicated (x) in Black or Blue ink.